Confidential

CynergisTek, Inc Announces the Return of Mac McMillan as CEO and President to Lead Next Phase of Growth

Austin, TX – July 26, 2021 - CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in healthcare cybersecurity, privacy, and compliance, today announced the re-appointment of the Company’s founder, Mac McMillan, to the positions of Chief Executive Officer and President effective immediately. Mr. Barlow will stay on for the next 30 days to support the transition.

“I want to thank Caleb Barlow for his leadership through a very difficult period during the pandemic and his efforts to support our diversification strategy with CynergisTek being the first organization to successfully pass the Cybersecurity Maturity Model Certification (CMMC) Level 3 certification as a Authorized CMMC Third Party Assessor Organization (C3PAO). Caleb has positioned us well for future growth,” said Robert McCashin, Chairman of the Board.

“We are excited and appreciative that Mac McMillan has agreed to come back to lead CynergisTek. Mac was never too far from the business in his role as a board member and his vision and thought leadership over the years were integral to the Company’s success, and a renewed focus to re-align our strategy and commitment to meeting double digit growth,” said Mr. McCashin.

“I am both humbled and honored to be back leading the CynergisTek team. CynergisTek has a tremendous pedigree and reputation in the industry, particularly with our customers and that is directly related to the professionalism, talent and commitment of our employees.  I’m excited about our future and thrilled to lead this team to capture the tremendous opportunity in front of us.  I intend to quickly engage our employees, customers and shareholders to communicate our plans with a single vision for how we are going to get there.  We expect to start laying this out in more detail over the next couple of weeks and will have more information on our earnings call tentively scheduled for August 12th,” said Mac McMillan.

In connection with his appointment, the Company and Mr. McMillan entered into an employment agreement. CynergisTek will provide additional information regarding Mr. McMillans’s appointment in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or Linkedin.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek, Inc.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as

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Confidential

“believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of COVID-19, including the geographic spread, the severity of the virus, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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CynergisTek Investor Relations Contact:
CynergisTek, Inc.
Paul Anthony
(512) 402-8550 x8
InvestorRelations@cynergistek.com

CynergisTek Media Contact:
Allison + Partners

Jaime Tero

415-755-8639

jaime.tero@allisonpr.com

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